Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

RMD ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1701678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Jl. Gaharu No.2B, Graha Harmoni Building, 5th Floor,

Kota Medan, Sumatera Utara, 20235, Indonesia

(Address of principal executive offices)

+6261-80512888

(Issuer’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company. or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

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Item 1. Business.

Corporate History

RMD Entertainment Group, Inc., which may also be referred to we, us, our, or the Company, was organized on August 22, 2000 under the laws of the State of Nevada, as UgoMedia Interactive Corporation. We have gone through several changes in lines of business since our incorporation. We were initially formed to engage in the business of providing computer networking and related services. On October 3, 2002, we entered into three agreements the result of which was a change in the control of the Company. In March 2003, we acquired all of the outstanding stock of Sciax Technology, Inc., a Canadian corporation that was engaged in the business of developing, marketing and selling certain security-related scopes, cameras and related products.

In October 2005, we changed our name to RMD Entertainment Group, Inc. As RMD Entertainment Group, Inc., we offered state-of-the-art post-production sound recording & mixing, HD color correction, music composition/scoring, animation, graphic design, visual effects, titles, compositing, and picture/sound editing.

On November 5, 2009, we acquired United Liquor Alliance, Inc, a Florida company (“ULA”). ULA utilized a proprietary liquor distillation procedure for the distillation of spirits to improve flavor. On February 25, 2010, we disposed of ULA.

On October 17, 2009, we acquired Beijing Innotrek Technology Co. Ltd, a Chinese company based in Beijing, China (“Innotrek”). As a subsidiary of RMD Entertainment Group, Innotrek engaged in the research and development of broadband technology products in China. Innotrek specialized in high technology network communications and offered broadband technology installation services to hotels. Its products included (i) a system that makes use of various wired mediums, (ii) a cable modem and (iii) security and monitoring products. The company also distributed computers, network equipment, storage devices, and software products.

On June 30, 2017, the Company redomiciled in Delaware and ceased being a Nevada corporation.

Pursuant to a Stock Purchase Agreement dated October 6, 2017 and a Note Purchase Agreement dated October 11, 2017, Seng Yeap Kok obtained 1,000,000 shares of the Company’s convertible preferred stock and a convertible note in the amount of $50,000, the combination of which gave him a majority of the voting power of all outstanding shares of the Company.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations and as of December 31, 2018 had a stockholders deficit of $96,149 with an accumulated deficit of $2,110,490. The Company intends to find a merger target in the form of an operating entity. The Company cannot be certain that it will be successful in this strategy.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Business

Currently, we have no active operations.

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Research and Development

We have not incurred any research and development costs in the fiscal years ended December 31, 2017 or 2018.

Employees

As of March 28, 2019, the Company currently had three officers: Mr. Rudi Hudaya as Chief Executive Officer, and Mr. Stevens and Mr. Jovianto as Chief Marketing Officers.

Intellectual Property

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

Government Regulation

We are required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required governmental approvals present that we need approval from or any existing government regulation on our business.

Item 1A. Risk Factors.

Risks Related to Our Business

We are a development stage company and may never commercialize any of our products or services or earn a profit.

Because of the numerous risks and uncertainties associated with developing and executing a business plan, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our common stock. An investor in our common stock must carefully consider the substantial challenges, risks and uncertainties inherent in the attempted development and commercialization of any technology that we obtain.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 28, 2019, our independent registered public accountants stated that our financial statements for the years ended December 31, 2018 and 2017, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern, which may hinder our ability to obtain future financing, is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

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Our existing capital resources are not sufficient to fund our operations for the next 12 months. We cannot estimate the additional capital that will be required to implement our business strategy. Consequently, we will be required to raise additional capital to complete the development and commercialization of our products. The development of our business will require substantial additional capital in the future. When we seek additional capital, we may seek to sell additional equity and/or debt securities or to obtain a credit facility, which we may not be able to do on favorable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms.

Our stockholders may experience significant dilution as a result of any merger or additional financing using our equity securities and/or debt securities

To the extent that we raise additional funds by issuing equity securities or convertible debt securities, our stockholders may experience significant dilution. Sale of additional equity and/or convertible debt securities at prices below certain levels will trigger anti-dilution provisions with respect to certain securities we have previously sold. If additional funds are raised through a credit facility or the issuance of debt securities or preferred stock, lenders under the credit facility or holders of these debt securities or preferred stock would likely have rights that are senior to the rights of holders of our common stock, and any credit facility or additional securities could contain covenants that would restrict our operations.

We depend upon our officers, and if we are not able to retain them or recruit additional qualified personnel, the commercialization of our product candidates and any future tests that we develop could be delayed or negatively impacted.

Our success is largely dependent upon the continued contributions of our officers such as our current key employee, Rudi Hudaya, our Chief Executive Officer.  Our success also depends in part on our ability to attract and retain highly qualified personnel. In order to pursue our business strategies, we will need to attract and hire, or engage as consultants, additional personnel with specialized experience in a number of disciplines. There is intense competition for personnel in the fields in which we operate. If we are unable to attract new employees and retain existing employees, the development and commercialization of our product candidates could be delayed or negatively impacted.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be negatively affected.

Because we have not yet evaluated the effectiveness of our internal control over financial reporting, it may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have a negative impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have a negative impact on the price of our common stock.

If we fail to comply in a timely manner with Section 404 of the Sarbanes Oxley Act of 2002, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal controls over financial reporting. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our chief executive officer or chief financial officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market price of our shares will be affected; as such, we believe that there is a risk that investor confidence and share value may be negatively impacted.

There is a risk that the Securities and Exchange Commission could deem us to be non-compliant with prior obligations to file reports under the Exchange Act.

The Company filed a registration statement on Form S-8 in November 2002 and, as a result, was required to file periodic reports under the Exchange Act. However, the Company failed to file such reports prior to filing a Form 15 to terminate its registration under Section 12-g of the Exchange Act in March 2005. A risk exists that the Securities and Exchange Commission could pursue further investigation and conclude that the Company was non-compliant during this period. The Company does not believe that there is any other material risk arising from its failure to file such periodic reports and is filing this Form 10 after informal conversations with the Securities and Exchange Commission.

It may be difficult to enforce judgments or bring actions outside the United States against certain of our directors.

All of our directors and officers are residents of Indonesia and as a result, it may be difficult or impossible for an investor to do the following:

●	enforce in courts outside the United States judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws against these persons; or

●	bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against these persons.”

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Risks Related to Our Common Stock

There is no established trading market for our common stock and as a result you may not be able to sell our common stock.

There is no established market for our common stock and there may never be a market for our common stock. In the absence of an active trading market, you may have difficulty buying and selling or obtaining market quotations; the market visibility for our stock may be limited, and the lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;

•	the establishment of partnerships with third parties;

•	intellectual property disputes;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

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In addition, trading in stock traded over the counter on the pink sheets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company’s operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our business or operating performance. Moreover, trading is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the NYSE Amex. Accordingly, shareholders may have difficulty reselling any of their shares of common stock.

If our common stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Unless our securities are listed on a national securities exchange, or we have net tangible assets of $5,000,000 or more and our common stock has a market price per share of $5.00 or more, transactions in our common stock will be subject to the SEC’s “penny stock” rules. If our common stock is subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result, if our common stock becomes subject to the penny stock rules, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Because one stockholder controls a significant number of shares of our common stock, he may have effective control over actions requiring stockholder approval.

As of March 28, 2019, Seng Yeap Kok owns preferred stock with approximately 62% of the voting power of all our outstanding shares. As a result, he would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

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We have not paid dividends on our common stock in the past and do not expect to pay dividends on our common stock for the foreseeable future. Any return on investment may be limited to the value of our common stock.

No cash dividends have been paid on our common stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends on our common stock in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.  Investors in our common stock should not rely on an investment in our company if they require dividend income.

Delaware law and our corporate charter and bylaws will contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. For example, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our company, or otherwise could adversely affect the market price of our common stock. Our bylaws require that any stockholder proposals or nominations for election to our board of directors must meet specific advance notice requirements and procedures, which make it more difficult for our stockholders to make proposals or director nominations.

Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit or restrict large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our certificate of incorporation and bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in our market price being lower than it would without these provisions.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline and may impair our ability to raise capital in the future.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock.

Because we are shell company, there are restrictions imposed upon the transferability of unregistered shares, prohibition on the use of Form S-8 and enhanced reporting requirements.

We are a shell company as defined in Rule 405, because we are a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the Company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Sales of our securities pursuant to Rule 144 are not able to be made until: 1) we have ceased to be a shell company; 2) we have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and 3) a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC) has been filed with the Commission reflecting the Company’s status as a non-shell company.  Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result. As a result, it may be harder for us to pay management or other service providers with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a shell company could prevent us from raising additional funds, engaging service providers, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

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Because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can.

Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934.

These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

Name and Address of Beneficial Owner[1]	Common Stock Amount and Nature of Beneficial Ownership		Percentage of Class	Preferred Stock Amount and Nature of Beneficial Ownership	Percentage of Class	% of Total Voting Power
Seng Yeap Kok	15,000,000,000	[2]	62%	1,000,000	100%	62%
Rudi Hudaya	0		0	0	0
Stevens	0		0	0	0
Jovianto	0		0	0	0
All officers and directors as a group (4 persons)	15,000,000,000		62%	1,000,000	100%

Item 5. Directors and Executive Officers.

A list of our current officers and directors appears below. The directors of the Company are elected annually by the shareholders. The officers serve at the pleasure of the Board of Directors. The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Company as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Our directors and executive officers are:

Name	Age	Position
Seng Yeap Kok	43	President & Chairman
Rudi Hudaya	39	Chief Executive Officer, Chief Financial Officer, Director & Secretary
Stevens	29	Chief Marketing Officer & Director
Jovianto	28	Chief Marketing Officer, Treasurer & Director

The principal experience for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

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Seng Yeap Kok Mr. Seng Yeap Kok became President and Chairman of the Board on October 16, 2017. Mr. Kok is a Malaysia Insurance Institute qualified Life Insurance Practitioner and has spent 19 years in the financial industry for the corporate sector. Mr. Kok has been the Managing Director of NobleCorp Asset Management Ltd. Since May 2014, when he founded the company, to engage in asset management. Mr. Kok has served as a Director for Kingsburg Holdings since 2012. Prior to founding NobleCorp, Mr. Kok was the director and shareholder of several private and public companies in Malaysia, Singapore, Macau, Indonesia, Hong Kong and China. Mr. Kok has served as an associate director of the First Asia Holdings Limited. He was also the Director and Vice president of PMI Construction Group Limited and President of Hotel Outsource Management International, Inc. Mr. Kok was nominated to be a Director because of his business acumen, management experience, and the various directorships he had held at various companies.

Rudi Hudaya Mr. Hudaya became Chief Executive Officer, Chief Fianncial Officer, Secretary and a member of the Board of Directors on November 1, 2018. Mr. Hudaya is an information security specialist who has nine years of experience in the creation and deployment of solutions protecting networks, systems and information assets for diverse companies and organizations. Mr. Hudaya has served as a consultant to various IT Projects for companies with high security systems since 2016. From 2011 to 2015, Mr. Hudaya was the Senior Project Security Advisor for a number of oil and gas companies. Mr. Hudaya served as Senior Information Security Consultant to BAT from 2009 to 2011. Mr. Hudaya was nominated to be a Director because of his background in information systems and broad business experience across diverse companies and organizations.

 ____________________

[1] The address of each person is c/o of the Company unless otherwise indicated herein. Except as otherwise noted, all shares are owned of record and beneficially.

[2] Seng Yeap Kok currently owns no shares of common stock. However, Seng Yeap Kok’s 1,000,000 shares of preferred stock is convertible, at his option, into 15,000,000,000 shares of common stock, which will constitute approximately 62% of all outstanding shares of common stock upon conversion.

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Stevens Mr. Stevens became Chief Marketing Officer and a member of the Board of Directors on November 1, 2018. Mr. Stevens has six years of experience in global marketing. Mr. Stevens worked with PT Millennium Penata Futures Sebagai as Manager from 2012 to 2017. From 2011 to 2012, Mr. Stevens served as the Marketing Manager for PT Interpan Pacific Future. Mr. Stevens graduated First Degree di STMIK MIKROSKIL. Mr. Stevens was nominated to be a Director because of his background in global marketing.

Jovianto Mr. Jovianto became Chief Marketing Officer and Treasurer and a member of the Board of Directors on November 1, 2018. He has five years of experience in global marketing. Mr. Jovianto worked with PT Zurich Topas Life as Agency Manager from 2015 to 2017. Mr. Jovianto was Sales Manager for PT Interpan Pacific Future from 2013 to 2014. Prior to the, Mr. Jovianto worked as Sales Manager for PT AIA Financial from 2011 to 2013. Mr. Jovianto graduated First Degree di STMIK MIKROSKIL. Mr. Jovianto was nominated to be a Director because of his background in global marketing.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control persons of the Company has been involved during the last ten years in any of the following events that are material to an evaluation of his ability or integrity:

•	Bankruptcy petitions filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

•	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring or suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

•	Being found by a court of competition jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 6. Executive Compensation.

The following table sets forth information concerning the compensation we have paid and are paying to our executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Seng Yeap Kok	2018	–	–	–	–	–
Prior Chief Executive Officer	2017	–	–	–	–	–

Rudi Hudaya	2018	–	–	–	–	–
Chief Executive Officer and Chief Financial Officer	2017	–	–	–	–	–

Stevens	2018	–	–	–	–	–
Chief Marketing Officer	2017	–	–	–	–	–

Jovianto	2018	–	–	–	–	–
Chief Marketing Officer, Treasurer	2017	–	–	–	–	–

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Benefit Plans

We have no retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees. However, our officers and directors may recommend adoption of one or more such programs in the future. We do not sponsor any qualified or non-qualified pension benefit plans, nor do we maintain any non-qualified defined contribution or deferred compensation plans.

Employment Agreements

Directors Compensation

The Company entered into an Employment Agreement with William Alessi on July 27, 2017, pursuant to which the Company paid William Alessi $1,200 in the form of 120,000,0000 shares of restricted common stock of the Company.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The Company has had the following transactions with certain related parties over the past two fiscal years:

•	On October 11, 2017, the creditor of the note payable sold the note to Mr. Seng Yeap Kok, our principal shareholder.

•	In 2018 and 2017, Mr. Seng Yeap Kok, our principal shareholder paid $39,982 and $7,000 for the Company’s expenses, respectively.

•	The Company issued 120,000,000 shares of common stock in 2017, valued at $1,200, to William Alessi, the Company’s then Chief Executive Officer, as compensation.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RMD Entertainment Group, Inc.

By:	/s/ Rudi Hudaya
Name:	Rudi Hudaya
Title:	Chief Executive Officer and Chief Financial Officer

Date: May 20, 2019

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